Exhibit 99.1

December 31, 2009

Douglas A. Burcombe
Vice President Product Development
Santa Barbara Bank & Trust
P.O. Box 1390
Solana Beach, CA 92075
800-901-6663

RE: The SBBT and Jackson Hewitt Program and Technology Agreements and Amendments thereto and all Franchisee and Tax Preparer 2010 SBBT Bank Product Agreements (the “Your Existing Contract(s)”)

Dear Jackson Hewitt, Inc.:

As you may be aware, on December 24, 2009 we issued a press release, a copy of which is attached to this letter, disclosing that (i) our primary regulator, the Office of the Comptroller of the Currency (the “OCC”), will not permit the Bank to originate, purchase or hold RALs for the upcoming tax season, (ii) the Bank has been directed by the OCC to take whatever steps are needed under its contracts with vendors to accomplish this result and (iii) the Bank has signed a non-binding Letter of Intent (“LOI”) to sell the Bank’s tax processing division (the “Business”) headed by Rich Turner so that the Business could continue for the upcoming tax season under new ownership. This letter provides additional information regarding the OCC’s actions, the status of the sale of the Business and the impact of these on Your Existing Contract.

Impact on the Contract. The OCC has prohibited the Bank from originating, purchasing or holding RALs and has directed the Bank to take steps under its contracts with its vendors to terminate its contractual commitments to provide RALs. Thus, we regret to inform you that we must terminate immediately our obligations to provide RALs under Your Existing Contract. However, as described below, should the sale of the Business take place, the new owner of the Business plans to continue the Business with the same management team currently employed by SBBT (i.e. Rich Turner and his team) so that tax-related bank products can be provided to you for the 2010 tax season on the same economic terms as SBBT would have provided in the absence of the OCC’s directive. In the event that the Business Sale described below does not close, the Bank intends to provide Refund Transfers to your customers during the 2010 Tax Season as provided in Your Existing Contract.

Business Sale. For a number of reasons, including our interest in avoiding disruption to the Business, we entered into a non-binding LOI to sell business to an industry-experienced investor group. The investor group has formed a new company by the name of Santa Barbara Tax Products Group, LLC (“TPG”) to buy the Business from the Bank. As part of the sale, TPG would offer to employ the entire SBBT management team, and Rich Turner would serve as the CEO of TPG. To minimize disruption during the 2010 tax season, the Bank would continue to provide certain support and transition services to TPG and the Business to the extent not prohibited by the OCC.

Under the original terms of the sale to TPG, the Bank would have remained the RAL originating bank for the 2010 tax season. However, because of the OCC’s directive described above, the Bank cannot serve in this capacity. TPG has indicated to the Bank that TPG is in the final stages of negotiating a non-binding letter of intent with another experienced financial institution to originate RALs (the “Alternative Bank”) for the upcoming tax season.

Santa Barbara Bank & Trust — P.O. Box 1390, Solana Beach CA 92075

(800) 779-SBBT [7228] — FAX (858) 430-2797 — www.sbbtral.com

Division of Pacific Capital Bank, NA

Even though the sale of the Business from the Bank to TPG and the role of the Alternative Bank as the RAL originating bank for the upcoming tax season have not been finalized and therefore are not guaranteed outcomes at the moment, we are informing you of this status because we know how important the RAL/RT business is to you and we highly value our relationship with you. We assure you that TPG is working very hard to offer the same products and services as prior years.

To emphasize, if the Business is sold to TPG and the Alternative Bank becomes the RAL originating bank, the economics to you for the 2010 tax season will be the same as those under Your Existing Contract with SBBT. In fact, to simplify the documentation process, if the Business sale occurs, TPG will notify you that it will honor SBBT’s program obligations under Your Existing Contract for the 2010 tax season (with certain non-economic changes such as the addition of the Alternative Bank as the RAL originating bank). However, to be clear, neither TPG nor the Alternative Bank would, under any circumstances, have any responsibility for the Business prior to the 2010 tax season or responsibility for disruptions in the Business caused by the Bank’s financial condition, the OCC directives or other matters not controlled by TPG.

Next Steps.

In the next week or so, we will send you a consent that outlines the services to be provided by TPG and the Alternative Bank during the 2010 tax season. At that time, we will ask you to sign that consent in order for TPG and the Alternative Bank to provide services for this tax season.

Respectfully,

/s/ Douglas A. Burcombe
Douglas A. Burcombe Vice President Product Development Santa Barbara Bank & Trust Attachment: Press Release 12/24/09

Santa Barbara Bank & Trust — P.O. Box 1390, Solana Beach CA 92075

(800) 779-SBBT [7228] — FAX (858) 430-2797 — www.sbbtral.com

Division of Pacific Capital Bank, NA

PACIFIC CAPITAL BANCORP

PACIFIC CAPITAL BANCORP ANNOUNCES

PLANNED SALE OF REFUND ANTICIPATION LOAN

AND REFUND TRANSFER BUSINESSES

Santa Barbara, California, December 24, 2009 — Pacific Capital Bancorp (Nasdaq: PCBC), a community bank holding company, today announced that it plans to sell its E-Filing Financial Services Division (the “Tax Division”) that offers Refund Anticipation Loan (“RAL”) and Refund Transfer (“RT”) tax products as part of the Company’s ongoing efforts to strengthen its capital ratios. The Company has signed a non-binding letter of intent with a private equity firm to sell the Tax Division. Pacific Capital Bancorp received notification from the Office of the Comptroller of the Currency (“OCC”) on December 18, 2009, that it would not receive regulatory approval to originate any RALs during 2010.

“Following the review of our capital plan with the OCC, we have determined that the best course of action is for the Company to pursue a sale of the Tax Division,” said George Leis, President and CEO of Pacific Capital Bancorp. “The sale of the business will help return Pacific Capital Bancorp to its roots of being a pure community bank serving the Central Coast of California, while also providing an infusion of capital that will further strengthen the financial position of the Company. We intend to enter into a definitive agreement with this private equity firm for the sale of the business prior to the start of the 2010 tax season in January.”

The intended purchaser of the Tax Division is working with a number of institutions to replace Pacific Capital Bank, N.A., as the originating bank for these products, and has indicated that the entire management team of the Tax Division, led by Rich Turner, will continue to manage the operations after the sale.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 46 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

Certain matters contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the planned sale of the RAL and RT businesses and the anticipated impact of a capital infusion on the financial position of the Company. Such forward-looking statements are typically preceded by, followed by or include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,”

“objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Comparisons of results or balances between historical periods or dates do not mean or imply that the same or similar trends will continue or be evident in any future period. For more information about factors that could cause actual results to differ from the Company’s expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, including the discussion under “Risk Factors,” as filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Contacts:	Debbie Whiteley, Executive Vice President, Investor Relations
(805) 884-6680
Debbie.Whiteley@pcbancorp.com

Tony Rossi, Financial Profiles
(310) 277-4711 ext. 119
trossi@finprofiles.com

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